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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                 March 12, 2002
                Date of Report (Date of earliest event reported)

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                              NEOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   000-28782                  93-0979187
(State or other Jurisdiction  (Commission File Number)        (IRS Employer
      of Incorporation)                                   Identification Number)

           157 Technology Drive                                   92618
            Irvine, California                                  (Zip Code)
(Address of principal executive offices)

                                 (949) 788-6700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

         On March 13, 2002, NeoTherapeutics, Inc. ("NeoTherapeutics") issued a press release announcing the completion of an offering of 2,575,000 shares of its common stock at a negotiated purchase price per share of $2.00 and warrants to purchase up to 643,750 shares of its common stock at a purchase price per share of $2.75 to 14 investors for aggregate consideration of $5,150,000. The shares and warrants were issued pursuant to an effective Registration Statement on Form S-3. A copy of the press release is attached hereto as Exhibit 99.1, and the forms of Securities Purchase Agreement and Warrant are attached hereto as Exhibits 10.1 and 4.1, respectively.

         NeoTherapeutics paid aggregate fees and expenses of approximately $224,000 and issued warrants to purchase up to an aggregate of 26,667 shares of its common stock to several third party finders in connection with this offering.

Item 7.  Exhibits

Exhibits:
--------
   4.1   Form of Warrant.
  10.1   Form of Securities Purchase Agreement dated as of March 12, 2002.
  99.1   Press release dated March 13, 2002.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NEOTHERAPEUTICS, INC.


Date: March 13, 2002               By:    /s/ Samuel Gulko
                                          ----------------------------------
                                   Name:  Samuel Gulko
                                   Title: Senior Vice President, Finance,
                                          Chief Financial Officer, Secretary
                                          and Treasurer

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EXHIBIT INDEX

Exhibits:
--------
   4.1   Form of Warrant.
  10.1   Form of Securities Purchase Agreement dated as of March 12, 2002.
  99.1   Press release dated March 13, 2002.